SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Timken Company Senior Executive Management Performance Plan, as Amended and Restated

On February 1, 2005, the Board of Directors of The Timken Company (the “Company”) adopted The Timken Company Senior Executive Management Performance Plan, as Amended and Restated as of February 1, 2005 (the “2005 Plan”), subject to approval of the Company’s shareholders. On January 31, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Company established, subject to approval of the plan by the shareholders of the Company, the performance goals for 2005 under the 2005 Plan, which are earnings before interest and taxes as a percentage of beginning invested capital, and working capital as a percentage of sales. On April 19, 2005, the shareholders of the Company approved the 2005 Plan. For 2005, the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company, as listed in the 2005 Proxy Statement, are eligible to receive awards under the 2005 Plan.

Exhibits.

10.1	The Timken Company Senior Executive Management Performance Plan, as Amended and Restated as of February 1, 2005 and approved by shareholders April 19, 2005 was filed as Appendix A to the Proxy Statement filed on March 14, 2005 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:  /s/ William R. Burkhart
        William R. Burkhart
        Senior Vice President and General Counsel

Date: April 25, 2005

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